Exhibit 10.1

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”) is entered into and effective as of May 9, 2014, by and among SUNCOKE ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Assumption Party”), and SUNCOKE ENERGY, INC., a Delaware corporation (the “Borrower”). The Assumption Party and the Borrower are sometimes hereinafter referred to individually as a “Party” and jointly as the “Parties.”

RECITALS:

A. WHEREAS, the Borrower, the lenders party thereto from time to time, The Royal Bank of Scotland PLC and Keybank National Association, as revolving facility co- documentation agents, Bank of America, N.A., as revolving facility syndication agent and term loan facility documentation agent, Credit Suisse Securities (USA) LLC, as term loan syndication agent, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners for the term loan facility, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners for the revolving facility, and J.P. Morgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”), entered into a Credit Agreement, dated as of July 26, 2011, as subsequently amended by an Amendment No. 1 to Credit Agreement, dated as of January 24, 2013 (as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”); and

B. WHEREAS, on July 26, 2011, pursuant to the terms of the Credit Agreement, the Borrower entered into a Tranche B Term Loan, as such term is defined in the Credit Agreement, having an original principal amount of Three Hundred Million Dollars ($300,000,000), repayable in equal quarterly installments at a rate of one percent of the original principal amount per year, with the balance payable on the final maturity date of July 26, 2018 (the “Term Loan”); and

C. WHEREAS, pursuant to an Indenture by and among the Borrower, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated July 26, 2011 (the “Indenture”), the Borrower, on January 25, 2012, issued $400 million aggregate principal amount of its 7.625 percent senior unsecured notes, due August 1, 2019, in an offering registered under the Securities Act of 1933 (the “Senior Notes”) and such Senior Notes are guaranteed on a senior unsecured basis by each of the Borrower’s existing and future subsidiaries that guarantees the Borrower’s obligations under the Credit Agreement; and

D. WHEREAS, the Assumption Party desires to assume full responsibility, as between itself and the Borrower and its other affiliates, for the repayment of Ninety-Nine Million Eight Hundred Sixty-Eight Thousand Three Hundred Twenty-Nine Dollars and Six Cents ($99,868,329.06) of the outstanding balance of the principal amount (excluding any interest, fees, penalties or other amounts due on such balance or under the Credit Agreement) due under the Term Loan (the “Assumed Loan Debt”); and

E. WHEREAS, the Assumption Party desires to assume full responsibility, as between itself and the Borrower and its other affiliates, for the repayment of the outstanding balance of the principal amount due under the Senior Notes (excluding any accrued interest, fees, redemption or other premium (other than the Maximum Make-Whole Premium defined in that certain Contribution Agreement dated as of April 23, by and among the Assumption Party, the Borrower and Sun Coal & Coke LLC (the “Contribution Agreement”)), penalties or other amounts due on such Senior Notes or under the Indenture or any indenture supplemental thereto) that the Assumption Party has acquired pursuant to a public tender offer completed on or prior to the date hereof (the “Assumed Senior Notes”) (such outstanding principal balance being One Hundred Sixty Million Dollars ($160,000,000) (the “Assumed Note Debt” and, together with the Assumed Loan Debt, the “Aggregate Assumed Debt”); and

F. WHEREAS, the Borrower has agreed to consent to the assumption of the Aggregate Assumed Debt and its satisfaction pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements in this Assignment and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Assumption Party and the Borrower agree as follows:

AGREEMENT:

1. Incorporation of Recitals; Certain Definitions. The foregoing recitals are incorporated herein as a substantive, contractual part of this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. Assumption. The Assumption Party hereby agrees, effective as of the date hereof, to assume full and primary responsibility for the repayment of each of the Assumed Loan Debt and the Assumed Note Debt as between itself and the Borrower and any other Guarantor. The Assumption Party will indemnify and hold harmless the Borrower and any other Guarantor (“Indemnified Persons”) with respect to:

(a)	any principal amount due on the Term Loan, to the extent of the Assumed Loan Debt; and

(b)	any principal amount due on the Assumed Senior Notes, to the extent of the Assumed Note Debt (including the applicable the Maximum Make-Whole Premium).

To the extent, prior to the satisfaction and discharge of the Aggregate Assumed Debt by the Assumption Party, any of the Borrower or any other Guarantor actually makes a payment with respect to either:

(x)	the Term Loan, that reduces the outstanding principal balance due on such Term Loan below the amount of the Assumed Loan Debt; or

(y)	the Senior Notes, that reduces the outstanding principal balance due on the Assumed Senior Notes below the amount of the Assumed Note Debt,

the Assumption Party agrees to reimburse the person making such payment, or payments, such that under all circumstances, the Assumption Party bears responsibility for the full outstanding principal amount of each of the Assumed Loan Debt and the Assumed Note Debt.

3. Pre-payment. The Parties acknowledge that the Assumption Party shall satisfy its respective obligations to repay each of the Assumed Loan Debt and the Assumed Note Debt in connection with the Closing (as defined in the Contribution Agreement) as follows:

(a)	the Assumption Party shall pre-pay the Assumed Loan Debt at the Closing (as defined in the Contribution Agreement), and the Borrower shall facilitate such pre-payment to occur at the Closing pursuant to Section 2.10(a) of the Credit Agreement), from a portion of the proceeds from the issuance by the Assumption Party of: (i) additional common units representing limited partner interests in the Assumption Party to public investors; and (ii) additional privately placed long-term debt in the form of the Assumption Party’s 7.375% senior unsecured notes due February 1, 2020; and

(b)	the Borrower shall cause the Trustee under the Indenture to cancel the Assumed Senior Notes at the Closing, and the Assumed Note Debt shall be deemed repaid.

Upon repayment of the Aggregate Assumed Debt, the Assumption Party’s obligations with respect to such Aggregate Assumed Debt shall terminate.

4. Representations and Warranties of the Assumption Party

(a)	The Assumption Party is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware.

(b)	The Assumption Party has all necessary power, authority and capacity to enter into this Agreement and to perform its obligations hereunder; the execution and delivery of this Agreement has been duly authorized by all necessary partnership action on the part of the Assumption Party and this Agreement has been duly executed by the Assumption Party.

(c)	No consent, approval or authorization of any third party is required for consummation by the Assumption Party of the transactions contemplated by this Agreement, and the execution and delivery of this Agreement and the performance of the transactions contemplated hereby do not violate, conflict with, or cause a default under any contract, agreement, document, or instrument, any law, rule, regulation or any judicial or administrative decision to which the Assumption Party may be subject.

(d)	The representations and warranties in Article V of the Contribution Agreement remain true and accurate in all material respects.

5. Representations and Warranties of the Borrower.

(a)	The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

(b)	The Borrower has all necessary power, authority and capacity to enter into this Agreement and to perform its obligations hereunder; the execution and delivery of this Agreement have been duly authorized by all necessary corporate action; and this Agreement has been duly executed by the Borrower.

(c)	No consent, approval or authorization of any third party, including any governmental agency or authority or creditor, or any stockholder of the Borrower, is required for the execution or delivery by the Borrower of this Agreement, or for the consummation by the Borrower of the transactions contemplated by this Agreement, and the execution and delivery of this Agreement and the performance of the transactions contemplated hereby do not violate, conflict with, or cause a default under any contract, agreement, document, or instrument, or any law, rule, regulation or any judicial or administrative decision to which the Borrower or the Interests (as defined in the Contribution Agreement) may be subject (including the SunCoke Indenture, the SunCoke Credit Agreement or the SunCoke Consent Decree (each as defined in the Contribution Agreement)), or that would create a lien, security interest, encumbrance or restriction of any kind upon the Interests.

(d)	The representations and warranties in Article IV of the Contribution Agreement remain true and accurate in all material respects.

6. Right of Repayment. The Assumption Party hereby waives, in all respects, any right of repayment from the Borrower or any Guarantor of any amounts paid by them of, respectively, the Assumed Loan Debt, or the Assumed Note Debt, including, but not limited to, any right to indemnification that the Assumption Party may have against the Borrower otherwise arising out of, or in connection with, any such amounts so paid by the Borrower or any Guarantor.

7. Delivery of Notice to Agent. The Borrower hereby represents and warrants that it has delivered notice of the assumption of the Assumed Loan Debt pursuant to this Agreement and, in connection with any satisfaction of the Assumed Loan Debt by the Assumption Party, all pre-payment notices required to be provided to the Agent, including, but not limited to, any notice required to be delivered to the Agent pursuant to Section 2.10(a) of the Credit Agreement at least three (3) business days prior to the effectiveness of this Agreement. Copies of the notices provided are attached hereto as Exhibit A.

8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

9. Further Assurance. Each Party agrees to do such other and further acts and things and to execute and deliver to the other Party such additional documents, financing statements, supplements, agreements and instruments, as may be reasonably required or reasonably deemed advisable to carry into effect the purposes of this Agreement.

10. Notice. All notices and other communications between the Parties shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail. Each Party shall provide its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other Parties.

11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date first written above.

SUNCOKE ENERGY, INC.

By:	/s/ Frederick A. Henderson
	Name:	Frederick A. Henderson
	Title:	Chairman and Chief Executive Officer

SUNCOKE ENERGY PARTNERS, L.P.
By:	SunCoke Energy Partners GP LLC, its general partner

By:	/s/ Frederick A. Henderson
	Name:	Frederick A. Henderson
	Title:	Chairman and Chief Executive Officer

[Signature Page to the Assumption Agreement]

EXHIBIT A

Pre-payment Notice

Mark E. Newman

Senior Vice President and

Chief Financial Officer

SunCoke Energy, Inc.

1011 Warrenville Road

Suite 600

Lisle, IL 60532

630.824.1934 Direct Dial

630.824.1134 Facsimile

menewman@suncoke.com

May 6, 2014

J.P. Morgan Chase Bank, N.A.

Attention: Brenda Alleyne

1111 Fannin Street, Floor 10

Houston, TX 77002

Telephone: 713-750-2377

Fax: 713-427-6307

with a copy to:

J.P. Morgan Chase Bank, N.A.

Attention: Peter Predun

383 Madison Avenue, FL 24

New York, NY 10179

Telephone: 212-270-7005

Fax: 212-270-5100

Re:	Notice of Prepayment of Term Loans

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement dated as of July 26, 2011 (as amended, the “Credit Agreement”), among SunCoke Energy, Inc. (the “Borrower”), the lenders party thereto from time to time, The Royal Bank of Scotland PLC and Keybank National Association, as revolving facility co-documentation agents, Bank of America, N.A., as revolving facility syndication agent and term loan facility documentation agent, Credit Suisse Securities (USA) LLC, as term loan syndication agent, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners for the term loan facility, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners for the revolving facility, and J.P. Morgan Chase Bank, N.A., as administrative agent, and (ii) the Assumption Agreement to be dated as of May 9, 2014 (the “Assumption Agreement”), among the Borrower and SunCoke Energy Partners, L.P. (the “MLP”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

JP Morgan Chase Bank, N.A.

May 6, 2014

Pursuant to the terms of the Assumption Agreement, the MLP shall make a prepayment of the outstanding Term Loans on behalf of the Borrower pursuant to Sections 2.10(a) and 2.11(b) of the Credit Agreement, and in connection with that election, the Borrower sets forth below the information relating to such prepayment (the “Proposed Prepayment”) as required by Section 2.10(a) of the Credit Agreement:

1. The Business Day of the Proposed Prepayment is May 9, 2014.

2. The aggregate amount of the existing Term Loans to be prepaid is Ninety-Nine Million Eight Hundred Sixty-Eight Thousand Three Hundred Twenty-Nine Dollars and Six Cents ($99,868,329.06).

3. The Type of Loans subject to the Proposed Prepayment is Eurodollar Loans.

This notice is conditioned upon the closing of the sale by Sun Coal & Coke LLC (“SC&C”), a subsidiary of the Borrower, to the MLP of thirty-three percent of the limited liability company interests in Haverhill Coke Company LLC and Middletown Coke Company, LLC owned by SC&C pursuant to the terms of the Contribution Agreement, dated as of April 23, 2014, among SC&C, the MLP and the Borrower. The sale is scheduled to close on Friday, May 9, 2014.

[SIGNATURE PAGE FOLLOWS.]

Very truly yours,

SUNCOKE ENERGY, INC.

By:
Name:	Mark E. Newman
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Notice of Prepayment]